UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013 (December 3, 2013)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 3, 2013, MISONIX, INC. (the “Company”) held its Annual Meeting of Shareholders. At that meeting, shareholders (i) re-elected six of the seven incumbent directors (Howard Alliger having notified the Company in late October of his intention to retire and not stand for election to the Board of Directors) to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended), (iii) approved, on an advisory basis, holding the advisory vote on the compensation of the Company’s Named Executive Officers every year and (iv) ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The following table sets forth the final results of the total shares voted on the election of directors:

		VOTES
	For	Withheld	Broker Non-Votes

Michael A. McManus, Jr.	2,122,911	746,477	3,191,608
T. Guy Minetti	2,837,768	31,620	3,191,608
Thomas F. O’Neill	2,147,591	721,797	3,191,608
John W. Gildea	2,837,233	32,155	3,191,608
Charles Miner, III, MD	2,838,268	31,120	3,191,608
Stavros G. Vizirgianakis	2,115,768	753,620	3,191,608

The following table sets forth the final results of the total shares voted, on an advisory basis, on the approval of the compensation of the Company’s Named Executive Officers:

	VOTES
For	Against	Abstain	Broker Non-Votes
2,771,784	87,884	9,720	3,191,608

The following table sets forth the final results of the total shares voted, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers:

		VOTES
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,669,231	81,866	1,068,841	49,450	3,191,608

The following table sets forth the final results of the total shares voted on the selection of Grant Thornton LLP:

	VOTES
For	Withheld	Abstain	Broker Non-Votes
6,007,727	31,484	21,785	N/A

Based upon the results set forth above, the Board Directors has determined that advisory votes on the compensation of Named Executive Officers of the Company will be submitted to shareholders every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013	MISONIX, INC.

	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer